UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 2, 2008
NOBLE CORPORATION
(Exact name of registrant as specified in its charter)

CAYMAN ISLANDS	001-31306	98-0366361

(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer Identification No.)
Incorporation or Organization)	Number)

13135 South Dairy Ashford, Suite 800
Sugar Land, Texas		77478

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (281) 276-6100
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) and (c) On January 2, 2007, the Board of Directors of Noble Corporation (the “Company”) acted to increase the size of the Board of Directors to nine members and appointed David W. Williams as Chairman of the Board, Chief Executive Officer and President of the Company.
     Prior to his appointment to these offices, Mr. Williams served as Senior Vice President — Business Development of Noble Drilling Services Inc., an indirect, wholly-owned subsidiary of the Company, from September 2006 to January 2007, as Senior Vice President — Operations of Noble Drilling Services Inc. from January to April 2007, and as Senior Vice President and Chief Operating Officer of the Company from April 2007 to the current appointments. Mr. Williams has 28 years of energy industry experience, and prior to September 2006, he served for more than five years as Executive Vice President of Diamond Offshore Drilling, Inc., an offshore oil and gas drilling contractor.
     Mr. Williams, age 50, has been appointed to a term of office to serve until his successor is chosen and qualified or until his earlier death, resignation or removal from office. There are no arrangements or understandings between Mr. Williams and any other person pursuant to which he was selected as a director or executive officer of the Company. There are no family relationships between Mr. Williams and any director or executive officer of the Company. There are no transactions in which Mr. Williams has an interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Williams will not serve as a member of the Audit Committee, Nominating and Corporate Governance Committee, Compensation Committee or Finance Committee of the Board of Directors.
     Effective with the appointment of Mr. Williams as Chairman, Chief Executive Officer and President of the Company, William A. Sears resigned those offices which he had held on an interim basis since September 20, 2007. Mr. Sears continues to serve as a member of the Board of Directors of the Company.
Item 7.01 Regulation FD Disclosure.
     On January 3, 2008, the Company issued a news release announcing that the Board of Directors had appointed David W. Williams as Chairman of the Board, Chief Executive Officer and President of the Company. A copy of the news release is attached as Exhibit 99.1 to this Current Report on Form 8-K and will be published in the “Newsroom” area on the Company’s web site at http://www.noblecorp.com. Pursuant to the rules and regulations of the U.S. Securities and Exchange Commission, the news release is being furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
     The information required by this Item 9.01(d) is set forth in the Index to Exhibits accompanying this report and is incorporated herein by reference.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE CORPORATION
Date: January 3, 2008	By:	/s/ Julie J. Robertson
Julie J. Robertson,
Executive Vice President and Corporate Secretary

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INDEX TO EXHIBITS

EXHIBIT
NUMBER		DESCRIPTION

99.1	—	Noble Corporation news release dated January 3, 2008.

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